SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 5, 2005

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Vectren Corporation (the Company), and its intermediate holding company, Vectren Utility Holdings, Inc., announced that, on October 5, 2005, the Indiana Utility Regulatory Commission approved the settlement agreement between Vectren Energy Delivery of Indiana, Inc. and the Indiana Office of the Utility Consumer Counselor for a normal temperature adjustment (NTA) billing mechanism. The NTA mechanism will compare the actual weather experienced to normal weather and will adjust the distribution charge portion of the customer bill accordingly. The mechanism will mitigate swings in distribution charges created by weather fluctuations by lowering customer bills when weather is colder than normal and increasing customer bills when the weather is warmer than normal. A copy of the press release is filed as Exhibit 99.1 to this Current Report. The Company’s subsidiaries, Indiana Gas Company, Inc. and Southern Indiana Gas and Electric Company, generally do business as Vectren Energy Delivery of Indiana, Inc.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company has included cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company, and Vectren Energy Delivery of Ohio, Inc. to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries. These cautionary statements are attached as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
October 6, 2005

By: /s/ M. Susan Hardwick
M. Susan Hardwick Vice President and Controller

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Item 8.01:

Exhibit Number	Description

99.1	Vectren Seeks Approval of Agreement to Mitigate Temperature Impact on Customer Bills
99.2	Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995